Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:          Kathleen M. Campbell
Senior Vice President, Marketing
15 S. Main Street
Mansfield, PA 16933
570-662-8534
570-662-8512 (fax)

May 17, 2005

CITIZENS FINANCIAL SERVICES, INC. ANNOUNCES LOSS OF BOARD MEMBER

MANSFIELD - Citizens Financial Services, Inc. regretfully announces the recent death of Corporate Board Member, James A. Wagner of Ulysses, Pennsylvania on May 12, 2005. Wagner joined the Corporate Board in April of 2004. Prior to his appointment, he held the position of director of the Ulysses local board of First Citizens National Bank, a subsidiary of Citizens Financial Services, Inc.

“Jim was an admirable individual contributing much to the lives of everyone he touched,” commented Randall E. Black, President and CEO. “His loss will be felt deeply by many.”

Citizens Financial Services, Inc., has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties. First Citizens National Bank has 15 offices located throughout these three counties

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